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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              --------------------


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 14, 2003


                                VERITAS DGC INC.
             (Exact Name of Registrant As Specified In Its Charter)


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
               DELAWARE                                001-7427                              76-0343152
     (State or Other Jurisdiction                (Commission File No.)                    (I.R.S. Employer
           of Incorporation)                                                             Identification No.)
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                                 10300 TOWN PARK
                              HOUSTON, TEXAS 77072
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  832-351-8300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5. OTHER EVENTS


         On February 14, 2003, Veritas DGC Inc. ("Veritas") and three of its wholly-owned subsidiaries entered into a new Credit Agreement (the "Credit Agreement") with Deutsche Bank AG, New York Branch, as Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and certain other lending institutions. The new facility provides term financing of $195 million under term A, term B and term C tranches (the "Term Loans"), revolving loan facilities aggregating $55 million, including facilities for swing line loans of up to $10 million and the issuance of letters of credit in an aggregate amount of up to $40 million. The term A loans are in the original principal amount of $30 million and mature in 3 years, or February 2006, and require quarterly interest payments at a variable rate that initially will be 6.75%. The term B loans are in the original principal amount of $125 million, mature in 4 years, or February 2007, require quarterly interest payments at a variable rate that initially will be 8%. The term C loans are in the original principal amount of $40 million, mature in 5 years, or February 2008 require quarterly interest payments at a variable rate that initially will be 10.5%. The term A and term B loans require quarterly principal payments of .25% of the outstanding principal balance. Loans made under the revolving loan facilities, including swing line loans, bear interest at a variable rate determined on the date of borrowing. The financing is secured by the assets, including equipment, vehicles, multi-client data library and stock of certain material subsidiaries, owned by Veritas and certain subsidiaries. The Credit Agreement and related documents contain a number of covenants, including financial covenants relating to interest coverage, leverage and net worth. On February 14, 2003, the Term Loans totaling $195 million were funded and letters of credit in the amount of approximately $5.7 million then outstanding from the Previous Credit Agreement (as hereinafter defined) were transferred to the Credit Agreement. The financing was arranged by Deutsche Bank Securities Inc., as Lead Arranger with respect to the term facilities, and Well Fargo Bank Texas, N.A., as Lead Arranger with respect to the revolving facilities.

         Also on February 14, 2003, outstanding obligations due under Veritas' Credit Agreement (the "Previous Credit Agreement") dated July 17, 2001, among Veritas and certain of its subsidiaries and Wells Fargo Bank Texas, N.A., HSBC Bank Canada and the financial institutions party thereto, were satisfied and the Previous Credit Agreement was terminated.

         In addition, on February 14, 2003, Veritas caused U.S. Bank National Association (the "Trustee") to notify the holders of (1) all of the securities designated 9 3/4% Senior Notes due in 2003 (the "Initial Notes"), in the aggregate principal amount of $75,000,000, issued pursuant to the Indenture dated as of October 23, 1996, between Veritas and Fleet National Bank (the "First Indenture"), and (2) all of the securities designated 9 3/4% Senior Notes due in 2003, Series B (the "Series B Notes"), and all of the securities designated 9 3/4% Senior Notes due in 2003, Series C (the "Series C Notes," and together with the Series B Notes and the Initial Notes, the "Senior Notes"), together in the aggregate principal amount of $60,000,000, both issued pursuant to the Indenture dated as of October 28, 1998, between Veritas and State Street Bank and Trust Company (the "Second Indenture," and together with the First Indenture, the "Indentures") that Veritas has elected to redeem the Senior Notes on March 17, 2003. As required by the Indentures, Veritas has deposited a sufficient amount to fund redemption of the Senior Notes.

         Proceeds from the Term Loans were used to satisfy the obligations under the Previous Credit Agreement and the Indentures.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits


        EXHIBIT NO.                    DESCRIPTION
        -----------                    -----------

           10.1 Credit Agreement, dated as of February 14, 2003, among Veritas DGC Inc., Veritas DGC Limited, Veritas Energy Services Inc., Veritas Energy Services Partnership, Deutsche Bank AG, New York Branch, as Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and the various lending institutions named therein.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               VERITAS DGC INC.
                               (Registrant)


                               /s/ MATTHEW D. FITZGERALD
                               -------------------------------------------------
                                               Matthew D. Fitzgerald
                               Executive Vice President, Chief Financial Officer
                                                  and Treasurer




Date:  February 17, 2003

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                                 EXHIBIT INDEX


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
EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

10.1 Credit Agreement, dated as of February 14, 2003, among Veritas DGC Inc., Veritas DGC Limited, Veritas Energy Services Inc., Veritas Energy Services Partnership, Deutsche Bank AG, New York Branch, as Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and the various lending institutions named therein.
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